EXHIBIT 99.1

Ruby Tuesday, Inc. Reports Fiscal First Quarter 2018 Financial Results

Announced Agreement to Be Acquired by NRD Capital

MARYVILLE, Tenn., Oct. 16, 2017 (GLOBE NEWSWIRE) -- Ruby Tuesday, Inc. (NYSE:RT) (the “Company,” “we,” and/or “our”) today announced financial results for the fiscal quarter ended September 5, 2017.

Fiscal First Quarter 2018 Highlights (13 weeks ended September 5, 2017, compared to the 13 weeks ended August 30, 2016):

  Total revenue declined 15.3% to $217.3 million, which included a net reduction of seven Company-owned restaurants compared to the end of the first quarter of the prior fiscal year. As a reminder, 95 restaurants were closed in connection with our August 11, 2016 announcement and therefore we lacked the sales contributions of these restaurants from the year-ago period during the fiscal first quarter of 2018.
  Same-restaurant sales declined 5.8% compared to a 2.7% decrease in the first quarter of the prior fiscal year.
  Closures and Impairments expense, net of gains on property sales of $2.3 million, was $7.8 million, compared to $30.2 million in the first quarter of the prior fiscal year.
  Net Loss was $9.8 million, or ($0.16) per diluted share, compared to Net Loss of $39.7 million, or ($0.66) per diluted share in the first quarter of the prior fiscal year.
  Restaurant Level Margin* increased 250 basis points to 16.4%.
  Adjusted Net Loss* was $0.7 million, or ($0.01) per diluted share, compared to an Adjusted Net Loss of $6.8 million, or ($0.11) per diluted share in the first quarter of the prior fiscal year.
  Adjusted EBITDA* was $13.3 million compared to $4.9 million in the first quarter of the prior fiscal year.
  As of September 5, 2017, the Company had cash and cash equivalents of $48.1 million.

* Restaurant Level Margin, EBITDA, Adjusted EBITDA, Adjusted Net Loss and Adjusted Net Loss per share are non-GAAP measures. Reconciliations of Restaurant Level Margin, EBITDA, Adjusted EBITDA, Adjusted Net Loss and Adjusted Net Loss per share to the most directly comparable financial measures presented in accordance with United States Generally Accepted Accounting Principles (GAAP) are set forth in the schedules accompanying this release. See “Non-GAAP Reconciliation Table” and “Condensed Consolidated Statements of Operations.”

Merger Agreement

Ruby Tuesday today announced an agreement to be acquired by a fund managed by NRD Capital (“NRD”), an Atlanta-based private equity firm that specializes in franchised and multi-location business investments. Under the terms of the agreement, NRD will acquire all of Ruby Tuesday’s common stock for $2.40 per share in cash, and assume or retire all debt obligations for a total enterprise value of approximately $335 million, excluding transaction expense. The purchase price represents a premium of approximately 37% over Ruby Tuesday's closing share price on March 13, 2017, the day before the Company announced its intention to explore strategic alternatives, and a premium of approximately 21% over Ruby Tuesday’s closing share price on October 13, 2017.

The transaction has been unanimously approved by Ruby Tuesday’s Board of Directors and NRD and is subject to shareholder approval and other customary closing conditions. The acquisition is expected to be completed during the first calendar quarter of 2018. UBS Investment Bank is serving as financial advisor to Ruby Tuesday and provided a fairness opinion to the Ruby Tuesday Board of Directors.

Stephen Sadove, Non-executive Chairman of Ruby Tuesday, commented, “After carefully evaluating a range of strategic alternatives available to the Company, we announced today an agreement to be acquired by NRD Capital. Our Board worked with all of our advisors and has approved the transaction because it provides the most promising opportunity to realize significant, immediate value for our shareholders and the best path forward for the Ruby Tuesday brand.”

Fiscal First Quarter 2018 Financial Results

Total revenue was $217.3 million, a decrease of 15.3% or $39.4 million from the first quarter of the prior fiscal year. This decrease was due to a net reduction of seven Company-owned restaurants as compared to the end of the first quarter of the prior fiscal year and a same-restaurant sales decline of 5.8% at Company-owned restaurants. Year-over-year guest counts fell 9.4% while average check amount rose 3.6%. The reduction in guest counts reflects ongoing weakness within the casual dining industry, a preponderance of competitive discounting, and the Company’s decision to run one fewer promotional window and reduce coupon placement. The increase in average check was due to the expanded Garden Bar, coupled with menu pricing and less aggressive discounting.

Restaurant level margin* held steady at $35.5 million compared to $35.6 million in the first quarter of the prior fiscal year. As a percentage of restaurant sales and operating revenue, restaurant level margin increased 250 basis points to 16.4% from 13.9%. The increase in margin rate was primarily driven by improvement in cost of goods sold and other restaurant operating costs.

General and administrative (“G&A”) expenses decreased to $13.9 million from $16.1 million in the first quarter of the prior fiscal year. As a percentage of total revenue, G&A expenses increased 10 basis points to 6.4% from 6.3%. The increase in G&A margin rate was due to the deleveraging of on negative same restaurant sales.

Net Loss was $9.8 million, or ($0.16) per diluted share, compared to Net Loss of $39.7 million, or ($0.66) per diluted share, in the first quarter of the prior fiscal year.

Adjusted Net Loss* was $0.7 million, or ($0.01) per diluted share, compared to an Adjusted Net Loss of $6.8 million, or ($0.11) per diluted share, in the first quarter of the prior fiscal year. Adjusted Net Loss for the first quarter of fiscal year 2018 excluded after-tax adjustments of $9.1 million, which primarily consisted of closures and impairment charges and costs related to the review of strategic alternatives. Adjusted Net Loss in the first quarter of fiscal year 2017 excluded after-tax adjustments of $32.9 million, primarily related to closures and impairments charges. A reconciliation between Net Loss and Adjusted Net Loss is included in the accompanying financial data.

Balance Sheet

As part of the Asset Rationalization Plan, Ruby Tuesday is in the process of selling 14 properties with expected net proceeds of $19.4 million or approximately $1.4 million per location. As of September 5, 2017, the Company completed sales for 20 properties that closed as a result of the Asset Rationalization Plan and received $28.8 million in net proceeds, including $8.7 million of proceeds related to the sale of seven properties during the first quarter at an average per unit of $1.2 million. The Company has also settled 37 of the 61 leased properties closed as a result of the Asset Rationalization Plan for approximately $8.6 million.

The Company ended the fiscal 2018 first quarter with cash and cash equivalents totaling $48.1 million and debt of $213.6 million.

Restaurant Activity

As of September 5, 2017, there were 599 Ruby Tuesday restaurants system-wide, of which 541 were Company-owned. During the first quarter, two Company-owned Ruby Tuesday restaurants were closed.

Cancellation of Conference Call & Webcast

In view of the Company’s merger agreement with a fund managed by NRD Capital, Ruby Tuesday will no longer be hosting a conference call this afternoon to discuss fiscal first quarter 2018 financial results.

About Ruby Tuesday, Inc.

Ruby Tuesday, Inc. owns and franchises Ruby Tuesday brand restaurants. As of September 5, 2017, there were 599 Ruby Tuesday restaurants in 41 states, 14 foreign countries, and Guam. Of those restaurants, we owned and operated 541 Ruby Tuesday restaurants and franchised 58 Ruby Tuesday restaurants, comprised of 17 domestic and 41 international restaurants. Our Company-owned and operated restaurants are concentrated primarily in the Southeast, Northeast, Mid-Atlantic, and Midwest of the United States, which we consider to be our core markets. For more information about Ruby Tuesday, please visit www.rubytuesday.com. Ruby Tuesday, Inc. is traded on the New York Stock Exchange (Symbol: RT).

Important Information For Investors And Stockholders

This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This communication relates to a proposed transaction between Ruby Tuesday, Inc. (“Ruby Tuesday”) and an affiliate of NRD Capital Management, LLC (“Acquiror”). In connection with this proposed transaction, Ruby Tuesday and/or Acquiror may file one or more proxy statements, registration statements, proxy statement/prospectus or other documents with the Securities and Exchange Commission (the “SEC”). This communication is not a substitute for any proxy statement, registration statement, proxy statement/prospectus or other document Ruby Tuesday and/or Acquiror may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF RUBY TUESDAY AND ACQUIROR ARE URGED TO READ THE PROXY STATEMENT(S), REGISTRATION STATEMENT(S), PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Any definitive proxy statement(s) (if and when available) will be mailed to stockholders of Ruby Tuesday and/or Acquiror, as applicable. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by Ruby Tuesday and/or Acquiror through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Ruby Tuesday will be available free of charge on Ruby Tuesday’s internet website at http://www.rubytuesday.com or by contacting Ruby Tuesday’s Investor Relations Director by email at RubyTuesdayIR@icrinc.com or by phone at (646) 277-1273.

Participants in Solicitation

Ruby Tuesday, Acquiror, their respective directors and certain of their respective executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of Ruby Tuesday is set forth in its Annual Report on Form 10-K for the fiscal year ended June 6, 2017, which was filed with the SEC on August 21, 2017 and amended on October 4, 2017, certain of its Quarterly Reports on Form 10-Q and certain of its Current Reports filed on Form 8-K.

These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Forward Looking Statements

Certain statements in this communication regarding the proposed transaction between Ruby Tuesday and Acquiror are “forward-looking” statements. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “probable,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “would,” “potential,” “may,” “might,” “anticipate,” “likely” “plan,” “positioned,” “strategy,” and similar expressions, and the negative thereof, are intended to identify forward-looking statements. These forward-looking statements, which are subject to risks, uncertainties and assumptions about Ruby Tuesday and Acquiror, may include projections of their respective future financial performance, their respective anticipated growth strategies and anticipated trends in their respective businesses. These statements are only predictions based on current expectations and projections about future events. There are important factors that could cause actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including the risk factors set forth in Ruby Tuesday’s most recent report on Form 10-K, Form 10-Q and other documents on file with the SEC and the factors given below:

  failure of Acquiror to obtain the financing required to consummate the proposed transaction;
  failure to obtain the approval of shareholders of Ruby Tuesday in connection with the proposed transaction;
  the failure to consummate or delay in consummating the proposed transaction for other reasons;
  the timing to consummate the proposed transaction;
  the risk that a condition to closing of the proposed transaction may not be satisfied;
  the risk that a regulatory approval that may be required for the proposed transaction is delayed, is not obtained, or is obtained subject to conditions that are not anticipated;
  the diversion of management time to transaction-related issues.

Ruby Tuesday’s forward-looking statements are based on assumptions that Ruby Tuesday believes to be reasonable but that may not prove to be accurate. Neither Ruby Tuesday nor Acquiror can guarantee future results, level of activity, performance or achievements. Moreover, neither Ruby Tuesday nor Acquiror assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Ruby Tuesday and Acquiror assume no obligation to update or revise any forward-looking statements as a result of new information, future events or otherwise, except as may be required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Investor Relations
Melissa Calandruccio, CFA, ICR
(646) 277-1273
RubyTuesdayIR@icrinc.com

or

Media Relations
Christine Beggan, ICR
(203) 682-8329
RubyTuesday@icrinc.com

Non-GAAP Financial Measures

The Company believes excluding certain items from its financial results provides investors with a clearer understanding of the Company’s operating performance and comparison to prior-period results. In addition, management uses these non-GAAP financial measures and ratios to assess the results of the Company’s operations.

We have included Restaurant Level Margin, EBITDA, Adjusted EBITDA, Adjusted Net Loss and Adjusted Net Loss per share to provide investors with supplemental measures of our operating performance. We believe these are important supplemental measures of operating performance because they eliminate items that have less bearing on our Company-wide operating performance and thus highlight trends in our core business that may not otherwise be apparent when relying solely on financial measures in accordance with GAAP. We also believe that securities analysts, investors and other interested parties frequently use Restaurant Level Margin, EBITDA, Adjusted EBITDA, Adjusted Net Loss and Adjusted Net Loss per share in evaluating issuers. Because other companies in some cases calculate Restaurant Level Margin, EBITDA, Adjusted EBITDA, Adjusted Net Loss, or Adjusted Net Loss per share differently from the way we calculate such measures, these metrics may not be comparable to similarly titled measures reported by other companies. Additionally, supplemental non-GAAP financial measures should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

The use of these measures permits a comparative assessment of the Company's operating performance relative to its performance based on GAAP results, while isolating the effects of certain items that vary from period to period without correlation to core operating performance and certain items that vary widely among similar companies. However, the inclusion of these adjusted measures should not be construed as an indication that future results will be unaffected by unusual or infrequent items or that the items for which the adjustments have been made are necessarily unusual or infrequent.

Available in this release is the reconciliation of Net Loss, the most directly comparable GAAP measure, to EBITDA, Adjusted EBITDA, Adjusted Net Loss and Adjusted Net Loss per share, all of which are non-GAAP financial measures. Reconciliation of Restaurant Level Margin, which is also a non-GAAP measure, to Net Loss are presented in the Condensed Consolidated Statements of Operations. The Company defines Restaurant Level Margin as Restaurant Sales and Operating Revenue less Cost of Goods Sold, Payroll and Related Costs, and Other Restaurant Operating Costs. EBITDA is defined as Net Loss before interest, taxes, and depreciation and amortization and Adjusted EBITDA as EBITDA, excluding certain expenses/(income) including, but not limited to, Closures and Impairments, Net and Costs Related to Review of Strategic Alternatives. Adjusted Net Loss is defined as Net Loss, excluding certain expenses/(income) as detailed in Adjusted EBITDA as well as adjustments related to Income Tax Benefit from Adjustments and Income Tax Expense/(Benefit) Adjusted to the Statutory Rate. Adjusted Net Loss per share is defined as Adjusted Net Loss divided by diluted shares outstanding.

Financial Tables

Financial Results For the First Quarter of Fiscal Year 2018
(Amounts in thousands)
(Unaudited)
	September 5,	June 6,
CONDENSED CONSOLIDATED BALANCE SHEETS	2017	2017
Assets

Cash and Cash Equivalents	$48,068	$41,714
Restricted Cash	30	6,445
Accounts and Other Receivables	5,856	7,315
Inventories	16,190	17,178
Income Tax Receivable	3,161	3,061
Prepaid Rent and Other Expenses	10,721	10,499
Assets Held for Sale	8,561	12,825

Total Current Assets	92,587	99,037

Property and Equipment, Net	567,114	583,097
Other Assets	41,321	41,508

Total Assets	$701,022	$723,642

Liabilities
Current Portion of Long-Term Debt, Including
Capital Leases	$379	$368
Deferred Revenue - Gift Cards	13,930	15,051
Other Current Liabilities	71,730	83,655

Total Current Liabilities	86,039	99,074

Long-Term Debt and Capital Leases, Less	213,255	213,341
Current Maturities
Deferred Escalating Minimum Rents	43,767	43,464
Other Deferred Liabilities	60,063	60,397

Total Liabilities	403,124	416,276

Shareholders' Equity	297,898	307,366

Total Liabilities and
Shareholders' Equity	$701,022	$723,642

Financial Results For the First Quarter of Fiscal Year 2018
(Amounts in thousands except per share amounts)
(Unaudited)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	13 Weeks		13 Weeks
	Ended		Ended
	September 5,	Percent	August 30,	Percent
	2017	of Revenue	2016	of Revenue

Revenue:
Restaurant Sales and Operating Revenue	$216,406	99.6	$255,764	99.7
Franchise Revenue	901	0.4	893	0.3
Total Revenue	217,307	100.0	256,657	100.0

Operating Costs and Expenses:
(As a Percent of Restaurant Sales and Operating Revenue)
Cost of Goods Sold	58,299	26.9	72,190	28.2
Payroll and Related Costs	76,517	35.4	90,607	35.4
Other Restaurant Operating Costs	46,079	21.3	57,363	22.4

Restaurant Level Margin (Excludes Franchise Revenue)	35,511	16.4	35,604	13.9

Depreciation and Amortization	9,429	4.4	11,229	4.4
(As a Percent of Total Revenue)
General and Administrative Expenses	13,884	6.4	16,089	6.3
Marketing Expenses, Net	10,003	4.6	15,496	6.0
Closures and Impairments, Net	7,819	3.6	30,192	11.8
Total Operating Costs and Expenses	222,030		293,166

Loss From Operations	(4,723)	(2.2)	(36,509)	(14.2)

Interest Expense, Net	5,072	2.3	4,877	1.9

Loss Before Income Taxes	(9,795)	(4.5)	(41,386)	(16.1)
Provision / (Benefit) for Income Taxes	51	0.0	(1,694)	(0.7)

Net Loss	$(9,846)	(4.5)	$(39,692)	(15.5)

Net Loss Per Share:
Basic	$(0.16)		$(0.66)
Diluted	$(0.16)		$(0.66)

Shares:
Basic	60,411		59,790
Diluted	60,411		59,790

Non-GAAP Reconciliation Table
Reconciliation of EBITDA, Adjusted EBITDA, Adjusted Net Loss, and Adjusted Net Loss Per Share
(Amounts in thousands except per share amounts)
(Unaudited)
	13 Weeks	13 Weeks
	Ended	Ended
	September 5,	August 30,
	2017	2016

Net Loss	$(9,846)	$(39,692)

Depreciation and Amortization	9,429	11,229
Interest Expense, Net	5,072	4,877
Expense / (Benefit) for Income Taxes	51	(1,694)
EBITDA	$4,706	$(25,280)
Closures and Impairments, Net (1)	7,819	30,192
Costs Related to Review of Strategic Alternatives (2)	819	-
Adjusted EBITDA	$13,344	$4,912

Net Loss	$(9,846)	$(39,692)

Closures and Impairments, Net (1)	7,819	30,192
Costs Related to Review of Strategic Alternatives (2)	819	-
Income Tax Benefit from Adjustments (3)	(3,428)	(11,983)
Income Tax Expense / (Benefit) Adjusted to Statutory Rate (4)	3,939	14,732
Adjusted Net Loss	$(697)	$(6,751)

Net Loss Per Share	$(0.16)	$(0.66)

Adjusted Net Loss Per Share	$(0.01)	$(0.11)

Basic Shares Outstanding (5)	60,411	59,790

Diluted Shares Outstanding (5)	60,411	59,790

(1) Includes property impairments, closed restaurant lease reserves, other closing expenses, and losses / (gains) on sales of properties.
(2) Includes costs associated with exploring strategic alternatives in order to maximize shareholder value and position the business for long-term success.
(3) Represents the tax impact of the adjustments to Net Loss at the Company's statutory tax rate (39.69%).
(4) Represents the Company's Income Tax Benefit adjusted to the Company's statutory tax rate.
(5) Net Loss and Adjusted Net Loss per share figures are calculated based on diluted shares outstanding.

Ruby Tuesday, Inc.
Number of Restaurants at End of Period

	September 5,	August 30,
	2017	2016
Ruby Tuesday:
Company-Owned	541	547
Domestic Franchised	17	18
International Franchised	41	50
Total	599	615

Lime Fresh:
Company-Owned	0	1
Domestic Franchised	0	0
Total	0	1

Total Restaurants:
Company-Owned	541	548
Domestic Franchised	17	18
International Franchised	41	50
System-wide Total	599	616